UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2004

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866

(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive Berkeley Heights, NJ	07922

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 286-9800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2004, Genta Incorporated (“Genta”) entered into a definitive agreement (the “Securities Purchase Agreement”) with two institutional investors to sell 15 million shares of its common stock at a price of $1.50 per share for gross proceeds of $22.5 million, before fees and expenses. The shares are being sold pursuant to Genta’s shelf registration statement on Form S-3 (Registration No. 333-114151) (“the Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2004, and declared effective by the SEC on May 11, 2004. Rodman & Renshaw, LLC acted as placement agent for the sale. The Securities Purchase Agreement is attached hereto as Exhibit 10.1.

Item 8.01 Other Events

On December 6, 2004, Genta entered into an engagement letter (the “Engagement Letter”) with Rodman & Renshaw, LLC (“R&R”), as placement agent for Genta’s sale of shares of its common stock (the “Shares”), pursuant to which R&R is entitled to receive placement agency fees in the amount of $843,750 and reimbursement for a portion of its out-of-pocket expenses. The Engagement Letter is attached hereto as Exhibit 1.1.

The Shares are to be offered and sold pursuant to the Registration Statement in the manner described in the prospectus dated May 11, 2004 and the related supplement to the prospectus dated December 14, 2004 (the “Prospectus Supplement”). The Prospectus Supplement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

1.1	Engagement Letter dated December 6, 2004 between Genta Incorporated and Rodman & Renshaw, LLC, as placement agent in connection with the sale of the Shares

10.1	Securities Purchase Agreement dated December 14, 2004 among Genta Incorporated, Riverview Group, LLC and Smithfield Fiduciary LLC, as purchasers of the Shares

99.1	Prospectus Supplement dated December 14, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	December 16, 2004	By:	/s/ William P. Keane

			Name:	William P. Keane
			Title:	Vice President, Chief Financial Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

1.1	Engagement Letter dated December 14, 2004 between Genta Incorporated and Rodman & Renshaw, LLC, as placement agent in connection with the sale of the Shares
10.1	Securities Purchase Agreement dated December 14, 2004 among Genta
Incorporated, Riverview Group, LLC and Smithfield Fiduciary LLC, as
purchasers of the Shares
99.1	Prospectus Supplement dated December 14, 2004